Exhibit 99.1

NEWS RELEASE

VITAMIN SHOPPE, INC.

2101 91st Street

North Bergen, NJ 07047

(201) 624-3000

www.vitaminshoppe.com

The Vitamin Shoppe Announces Share Repurchase Program

• Board Authorizes Another $100 Million Buyback

NORTH BERGEN, N.J., May 6, 2015 — Vitamin Shoppe, Inc. a multi-channel specialty retailer and contract manufacturer of nutritional products, today announced that its Board of Directors approved a share repurchase program that enables the company to purchase up to $100 million of its shares of common stock over the next three years. This authorization is in addition to approximately $26 million remaining, as of May 5, 2015, under the existing $100 million share repurchase authorization, which was announced in August 2014.

Commenting on the Board’s action, Colin Watts, the Vitamin Shoppe’s recently appointed, CEO stated, “This new repurchase program, the second share buyback program implemented over the past year, reinforces our continued commitment to delivering shareholder value. It also reflects the confidence that the Board and the executive management team have in the Vitamin Shoppe’s ability to generate cash, while maintaining flexibility to invest in innovation and growth opportunities.”

Shares will be repurchased from time-to-time in the open market or in privately negotiated transactions. The Board has authorized the share buyback program in recognition of the Company’s strong financial position and significant cash generating abilities. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.

About the Vitamin Shoppe, Inc. (NYSE:VSI)

Vitamin Shoppe is a multi-channel specialty retailer and contract manufacturer of nutritional products based in North Bergen, New Jersey. In its stores and on its websites, the Company carries one of the most comprehensive retail assortments in the industry, including vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering 900 national brand products, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®,True Athlete®, MyTrition®, plntTM, ProBioCareTM, Next StepTM, Betancourtand Nutri-Force Sports®brands. The Vitamin Shoppe conducts business through more than 700 company-operated retail stores under The Vitamin Shoppe, Super Supplements and Vitapath retail banners, and primarily through its website, www.VitaminShoppe.com.Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw materials, compliance with regulations, certifications and best practices with respect to the development, manufacture, sales and marketing of the company’s products and other factors which are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law.

Investor and Analyst Contact	Media Contact
Kathleen Heaney	Meghan Biango
646-912-3844	201-552-6017
ir@vitaminshoppe.com	meghan.biango@vitaminshoppe.com